Exhibit 5(b) and 8





     The Washington Water Power Company
     1411 East Mission Avenue
     Spokane, Washington 99202


     Ladies and Gentlemen:

          We are acting as counsel to The Washington Water Power Company (the "Company") and to Washington Water Power Capital I, Washington Water Power Capital II and Washington Water Power Capital III (the "Trusts") in connection with the proposed issuance of (i) Preferred Securities (the "Preferred Securities") of the Trusts to be offered in one or more underwritten public offerings; (ii) Junior Subordinated Deferrable Interest Debentures (the "Debt Securities") of the Company to be issued pursuant to the terms of an indenture from the Company to the Wilmington Trust Company, as trustee (the "Indenture"), either to be issued and sold by the Company to the Trusts or to be offered in one or more underwritten public offerings; and (iii) Guarantee Agreements of the Company with respect to the Preferred Securities (the "Guarantees") between the Company and the Wilmington Trust Company, as trustee (the "Guarantee Agreements"). The Preferred Securities and the Debt Securities are to be issued in a combined aggregate liquidation amount or principal amount of up to $150,000,000, as contemplated by the registration statement on Form S-3 proposed to be filed by the Company and the Trusts with the Securities and Exchange Commission on or about the date hereof for the registration of the Preferred Securities, the Debt Securities and the Guarantees under the Securities Act of 1933, as amended (the "Act"), said registration statement, as it may be amended, being hereinafter called the "Registration Statement".

          We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, and (iii) the Guarantees. We have also examined such other documents and satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion.

          Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that all action necessary to make valid the proposed issuance and sale by the Company of the Debt Securities and the Guarantees from time to time will have been taken when:

               (a) the Registration Statement shall have become effective under the Act and the Indenture and the Guarantee Agreements shall have been qualified under the Trust Indenture Act of 1939, as amended;

               (b) the Washington Utilities and Transportation Commission, the California Public Utilities Commission, the Idaho Public Utilities Commission and the Public Utility Commission of Oregon shall have issued, pursuant to applications filed by the Company with said regulatory authorities, appropriate orders authorizing the issuance and sale by the Company of the Debt Securities and the Guarantees (such matters having been addressed in the opinion of Paine, Hamblen, Coffin, Brooke & Miller LLP, which is being filed as Exhibit 5(a) to the Registration Statement);

               (c) the Company's Board of Directors shall have taken such action as may be necessary to authorize the issuance and sale by the Company of the Debt Securities and the Guarantees on the terms set forth or contemplated by the Registration Statement, as to be amended or supplemented, and exhibits thereto, and to authorize such other action as may be necessary in connection with the consummation of the issuance and sale of the Debt Securities and the Guarantees from time to time (such matters having been addressed in the aforesaid opinion of Paine, Hamblen, Coffin, Brooke & Miller LLP);

               (d) the Indenture and the Guarantees shall have been appropriately executed and delivered by the Company and each of the other parties thereto;

               (e) each Debt Security shall have been appropriately executed by the Company and appropriately authenticated by the Trustee in accordance with the applicable provisions of the Indenture; and

               (f) the specific terms of the Debt Securities and the Guarantees shall have been determined, and such Debt Securities and Guarantees shall have been issued and delivered by the Company to the purchasers thereof against payment therefor, all on such terms and otherwise as contemplated by and in conformity with, the acts, proceedings and documents referred to above.

          We are further of the opinion that, when the foregoing steps have been taken with respect to the Debt Securities and the Guarantees, such Debt Securities and Guarantees will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement of thereof may be limited by any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally, by general principles of equity (whether asserted in an action in equity or at law) and by rules of law governing specific performance, injunctive relief, foreclosure, receivership and other equitable remedies.

          We are further of the opinion that the statements contained in the preliminary prospectus supplement constituting a part of the Registration Statement under the caption "Certain United States Federal Income Tax Considerations" describing certain federal income tax consequences to holders of the Preferred Securities and the Debt Securities, as qualified therein, constitute an accurate description, in general terms, of the indicated United States federal tax consequences to such holders.

          The opinions expressed herein are limited to the laws of the State of New York and the federal law of the United States (excluding therefrom principles of conflicts of laws, state securities or blue sky laws). To the extent that such opinions relate to or are dependent upon matters governed by the laws of other States, we have assumed the legal conclusions set forth in the opinion of Paine, Hamblen, Coffin, Brooke & Miller LLP, which is being filed as Exhibit 5(a) to the Registration Statement.

          This letter is not being delivered for the benefit of, nor may it be relied upon by, the holders of the Debt Securities, the Guarantees or the Preferred Securities or any other party to which it is not specifically addressed or to which reliance is not expressly permitted hereby.

          We hereby consent to the filing of this opinion as Exhibits 5(b) and 8 to the Registration Statement and to the references to our firm in the Registration Statement.

                                        Very truly yours,

					/s/ Reid & Priest LLP
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                                        REID & PRIEST LLP